Product supplement no. 68-II	Registration Statement No. 333-130051
To prospectus dated December 1, 2005 and	Dated June 6, 2008
prospectus supplement dated October 12, 2006	Rule 424(b)(2)

Reverse Exchangeable Notes Linked to the Least Performing Common Stock of Two or More Reference Stock Issuers

General

  JPMorgan Chase & Co. may, from time to time, offer and sell reverse exchangeable notes linked to the common stocks of two or more issuers. We refer to each such common stock as a Reference Stock and, together, as the Reference Stocks. As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If the Reference Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS.
  This product supplement no. 68-II describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  Payment at maturity is not linked to a basket of stocks composed of the Reference Stocks. Payment at maturity is linked to the performance of each of the Reference Stocks individually, as described below.
  The notes are senior unsecured obligations of JPMorgan Chase & Co.
  We will pay interest at the interest rate specified in the relevant terms supplement. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the performance of the Reference Stocks during the term of the notes. In addition, under the circumstances described below, for each note, you may receive at maturity, in addition to any accrued and unpaid interest, a predetermined number of shares of one of the Reference Stocks or the cash value thereof based on the Final Share Price of such Reference Stock rather than the principal amount of the notes. The market value of such number of shares of the Least Performing Reference Stock delivered to you as the Physical Delivery Amount or, at our election, the Cash Value thereof will most likely be less than the principal amount of your notes and may be zero.
  For important information about tax consequences, see “Certain U.S. Federal Tax Consequences” beginning on page PS-33.
  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  The issuers of the Reference Stocks are not affiliates of ours and are not receiving any of the proceeds of any note offering. The obligations under the notes are our obligations only and the issuers of the Reference Stocks will have no obligations of any kind under the notes. Investing in the notes is not equivalent to investing in the Reference Stocks.
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.
Key Terms

Reference Stocks:	As specified in the relevant terms supplement.
Interest Rate:	As specified in the relevant terms supplement.
Payment at Maturity:	Unless otherwise specified in the relevant terms supplement, you will receive $1,000 for each $1,000 principal amount note plus any accrued and unpaid interest at maturity unless (a) a Trigger Event has occurred and (b) the Cash Value of the Physical Delivery Amount for the Least Performing Reference Stock is less than $1,000, in which case in lieu of $1,000 in cash you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) for the Least Performing Reference Stock. The market value of the shares of the Least Performing Reference Stock delivered to you as the Physical Delivery Amount or the Cash Value thereof will be less than the principal amount of your notes and may be zero. Accordingly, you may lose some or all of your principal if you invest in the notes. See "Risk Factors" for further information.
Trigger Event:	A Trigger Event occurs if, (a) for notes with continuous Reference Stock monitoring, at any time during the Monitoring Period, the price of any Reference Stock quoted on the Relevant Exchange has declined, as compared to that particular Reference Stock’s Initial Share Price (or Strike Price, if applicable), by more than that Reference Stock’s Protection Amount, or (b) for notes with daily Reference Stock monitoring, on any day during the Monitoring Period, the closing price of any Reference Stock has declined, as compared to that particular Reference Stock’s Initial Share Price (or Strike Price, if applicable), by more than that Reference Stock’s Protection Amount.
The relevant terms supplement will specify whether continuous or daily Reference Stock monitoring is applicable to the notes or, alternatively, may specify another method for monitoring the Reference Stocks. For example, the relevant terms supplement may specify weekly Reference Stock monitoring for purposes of determining whether the respective Reference Stock has declined from its Initial Share Price (or Strike Price, if applicable) by more than its Protection Amount.
Monitoring Period:	As specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Monitoring Period consists of each day from the pricing date to and including the Observation Date or the final Averaging Date.
Physical Delivery Amount:	For each Reference Stock, the number of shares of such Reference Stock per $1,000 principal amount note equal to $1,000 divided by the Initial Share Price (or Strike Price, if applicable) of such Reference Stock. The Physical Delivery Amount for each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”
Cash Value:	For each Reference Stock, the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price (or Strike Price, if applicable) of such Reference Stock and (2) the Final Share Price of such Reference Stock. The Cash Value for each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”
Protection Amount:	For each Reference Stock, the amount is equal to a percentage, as specified in the relevant terms supplement, of such Reference Stock’s Initial Share Price (or Strike Price, if applicable). For example, the relevant terms supplement may specify that the Protection Amount for each Reference Stock is equal to 20% of its Initial Share Price (or Strike Price, if applicable). Thus, if the relevant terms supplement specifies that the Protection Amount for each Reference Stock is 20% of its respective Initial Share Price (or Strike Price, if applicable), the Protection Amount for a Reference Stock that has a hypothetical Initial Share Price (or Strike Price, if applicable) of $10.00 would be $2.00 and the Protection Amount for a different Reference Stock that has a hypothetical Initial Share Price (or Strike Price, if applicable) of $20.00 would be $4.00. Accordingly, the Protection Amounts applicable to each of the Reference Stocks will vary. The Protection Amount for a Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti- Dilution Adjustments.”
Initial Share Price:	Unless otherwise specified in the relevant terms supplement, for each Reference Stock, the closing price of such Reference Stock on the pricing date or such other date as specified in the relevant terms supplement, divided by the Stock Adjustment Factor. The Initial Share Price for a Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti- Dilution Adjustments.”
Strike Price:	The relevant terms supplement may specify a price other than the Initial Share Price, which we refer to as the “Strike Price,” to be used to make all calculations that would otherwise be made using the Initial Share Price including, but not limited to, the Physical Delivery Amount, the Cash Value and the Protection Amount. The Strike Price for each Reference Stock, if any, will be specified in the relevant terms supplement to be equal to either (a) a percentage of the closing price of such Reference Stock as of a specified date, or (b) a fixed amount determined without regard to the closing price of such Reference Stock as of a particular date, in each case divided by the Stock Adjustment Factor. For example, the relevant terms supplement may specify that the Strike Price will be 95% of the closing price of a Reference Stock on the pricing date, divided by the Stock Adjustment Factor. The Strike Price for a Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”
Final Share Price:	For each Reference Stock, the closing price of such Reference Stock on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of such Reference Stock on each of the Averaging Dates. The closing price of each Reference Stock on an Averaging Date used to determine the Final Share Price may be subject to adjustment. See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-Dilution Adjustments.”
Stock Adjustment Factor:	Unless otherwise specified in the relevant terms supplement, for each Reference Stock, the Stock Adjustment Factor will be set initially at 1.0, subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”
Least Performing Reference Stock:	The Reference Stock with either (1) the largest percentage decrease between its Initial Share Price (or Strike Price, if applicable) and its Final Share Price, as compared to the percentage decreases or increases between the respective Initial Share Prices and Final Share Prices of the other Reference Stocks, or, (2) if the Final Share Price of each of the Reference Stocks has appreciated in value as compared to its Initial Share Price (or Strike Price, if applicable), the smallest percentage increase between such Reference Stock’s Initial Share Price (or Strike Price, if applicable) and such Reference Stock’s Final Share Price, as compared to the percentage increases between the respective Initial Share Prices (or Strike Prices, if applicable) and Final Share Prices of the other Reference Stocks. The determination of the Least Performing Reference Stock may be affected by the occurrence of certain corporate events affecting one or more of the Reference Stocks.
Valuation Date(s):	The Final Share Price of each Reference Stock will be determined either on a single date, which we refer to as the Observation Date, or over several dates, each of which we refer to as an Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Valuation Dates in this product supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes—Payment at Maturity.”
Maturity Date:	As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes—Payment at Maturity.”

Investing in the Reverse Exchangeable Notes involves a number of risks. See “Risk Factors” beginning on page PS-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 68-II, the accompanying prospectus supplement and prospectus, or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

June 6, 2008

     In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement no. 68-II and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. 68-II and with respect to JPMorgan Chase & Co. This product supplement no. 68-II, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contain the terms of the notes and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. 68-II and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The notes described in the relevant terms supplement and this product supplement no. 68-II are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 68-II and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. 68-II and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

DESCRIPTION OF NOTES

     The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 68-II have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of Reverse Exchangeable Notes linked to the Reference Stocks.

General

     The Reverse Exchangeable Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to the individual common stocks of two or more issuers as specified in the relevant terms supplement (each such common stock, a “Reference Stock” and, together, the “Reference Stocks”). As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If the Reference Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. We refer to the common stock represented by an ADS as the “Underlying Stock.” The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     The notes offer a higher interest rate than the yield that we believe would be payable on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. However, the notes do not guarantee any return of principal at maturity; therefore, you must be aware of the risk that you may lose some or all of the principal amount of your notes at maturity. Regardless of whether you receive at maturity your principal amount or the Physical Delivery Amount (or, at our election, the Cash Value thereof) (as described under “—Payment at Maturity”), you will be entitled to periodic interest payments on the principal amount of your notes as specified in the relevant terms supplement.

     The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

     The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 68-II. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

     Your principal is protected against a decline in the value of each Reference Stock up to the Protection Amount for such Reference Stock. Unless otherwise specified in the relevant terms supplement, you will receive $1,000 for each $1,000 principal amount note plus any accrued and unpaid interest at maturity unless (a) a Trigger Event has occurred and (b) the Cash Value of the Physical Delivery Amount for the Least Performing Reference Stock is less than $1,000, in which case in lieu of $1,000 in cash you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) for the Least Performing Reference Stock. The market value of such number of shares of the Least Performing Reference Stock delivered to you as the Physical Delivery Amount or the Cash Value thereof will most likely be less than the principal amount of your notes and may be zero. Accordingly, you may lose some or all of your principal if you invest in the notes. See "Risk Factors" for further information.

     A “Trigger Event” occurs if, (a) for notes with continuous Reference Stock monitoring, at any time during the Monitoring Period, the price of any Reference Stock quoted on the Relevant Exchange has declined, as compared to that particular Reference Stock’s Initial Share Price (or Strike Price, if applicable), by more than such Reference Stock’s Protection Amount, or (b) for notes with daily Reference Stock monitoring, on any day during the Monitoring Period, the closing price of any Reference Stock has declined, as compared to that particular Reference Stock’s Initial Share Price (or Strike Price, if applicable), by more than such Reference Stock’s Protection Amount.

     The relevant terms supplement will specify whether continuous or daily Reference Stock monitoring is applicable to the notes or, alternatively, may specify another method for monitoring the Reference Stocks. For example, the relevant terms supplement may specify weekly Reference Stock monitoring for purposes of determining whether the respective Reference Stock has declined from its Initial Share Price (or Strike Price, if applicable) by more than its Protection Amount.

     The “Monitoring Period” will be specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Monitoring Period consists of each day from the pricing date to and including the Observation Date or the final Averaging Date.

     Unless otherwise specified in the relevant terms supplement, for each Reference Stock the “Physical Delivery Amount” will be the number of shares of such Reference Stock per $1,000 principal amount note equal to $1,000 divided by the Initial Share Price (or Strike Price, if applicable) of such Reference Stock. The Physical Delivery Amount for each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”

     Unless otherwise specified in the relevant terms supplement, for each Reference Stock the “Cash Value” will be the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price (or Strike Price, if applicable) of such Reference Stock and (2) the Final Share Price of such Reference Stock. The Cash Value for each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”

     For each Reference Stock, the “Protection Amount” will be the amount equal to a percentage, as specified in the relevant terms supplement, of such Reference Stock’s Initial Share Price (or Strike Price, if applicable). For example, the relevant terms supplement may specify that the Protection Amount for each Reference Stock is equal to 20% of its Initial Share Price (or Strike Price, if applicable). Thus, if the relevant terms supplement specifies that the Protection Amount for each Reference Stock is 20% of its respective Initial Share Price (or Strike Price, if applicable), the Protection Amount for a Reference Stock with a hypothetical Initial Share Price (or Strike Price, if applicable) of $10.00 would be $2.00 and the Protection Amount for a different Reference Stock with a hypothetical Initial Share Price (or Strike Price, if applicable) of $20.00 would be $4.00. Accordingly, the Protection Amounts applicable to each of the Reference Stocks will vary. The Protection Amount for a Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”

PS-2

     Unless otherwise specified in the relevant terms supplement, for each Reference Stock, the “Initial Share Price” means the closing price of such Reference Stock on the pricing date or such other date as specified in the relevant terms supplement, divided by the Stock Adjustment Factor for such Reference Stock. The Initial Share Price for a Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”

     The relevant terms supplement may specify a price other than the Initial Share Price, which we refer to as the “Strike Price,” to be used to make all calculations that would otherwise be made using the Initial Share Price including, but not limited to, the Physical Delivery Amount, the Cash Value and the Protection Amount. The Strike Price for each Reference Stock, if any, will be specified in the relevant terms supplement to be equal to either (a) a percentage of the closing price of such Reference Stock as of a specified date, or (b) a fixed amount determined without regard to the closing price of such Reference Stock as of a particular date, in each case divided by the Stock Adjustment Factor. For example, the relevant terms supplement may specify that the Strike Price will be 95% of the closing price of a Reference Stock on the pricing date, divided by the Stock Adjustment Factor. The Strike Price for a Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”

     Unless otherwise specified in the relevant terms supplement, for each Reference Stock, the “Stock Adjustment Factor” will be set initially at 1.0, subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”

     Unless otherwise specified in the relevant terms supplement, for each Reference Stock, “Final Share Price” means the closing price of such Reference Stock on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of such Reference Stock on each of the Averaging Dates. Notwithstanding the foregoing, if the relevant terms supplement specifies that the Final Share Price will be determined based on the arithmetic average of the closing prices of the Reference Stock on each of the Averaging Dates and an adjustment to the Stock Adjustment Factor would have become effective in accordance with “General Terms of Notes — Anti-Dilution Adjustments” after the first Averaging Date but on or prior to the final Averaging Date, then the closing price of the Reference Stock on each Averaging Date occurring prior to the effective date of such adjustment to be used to determine the Final Share Price will be deemed to equal such closing price divided by the Stock Adjustment Factor, as adjusted (assuming that the Stock Adjustment Factor prior to such adjustment is equal to 1.0) .

     The “Valuation Date(s)” will be either a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Averaging Date, and any such date is subject to adjustment as described below. The relevant terms supplement will specify the manner in which the Final Share Price is determined.

     Unless otherwise specified in the relevant terms supplement, the Least Performing Reference Stock will be the individual Reference Stock with either (1) the largest percentage decrease between its Initial Share Price (or Strike Price, if applicable) and its Final Share Price, as compared to the percentage decreases or increases between the respective Initial Share Prices (or Strike Price, if applicable) and Final Share Prices of the other Reference Stocks, or, (2) if the Final Share Price of each of the Reference Stocks has appreciated in value as compared to its Initial Share Price (or Strike Price, if applicable), the smallest percentage increase between such Reference Stock’s Initial Share Price (or Strike Price, if applicable) and such Reference Stock’s Final Share Price, as compared to the percentage increases between the respective Initial Share Prices (or Strike Prices, if applicable) and Final Share Prices of the other Reference Stocks. The determination of the Least Performing Reference Stock may be affected by the occurrence of certain corporate events affecting one or more of the Reference Stocks.

     Unless otherwise specified in the relevant terms supplement, the “pricing date” means the day we price the notes for initial sale to the public and will be specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, and except in the limited circumstances specified under “General Terms of Notes — Reorganization Events and ADS Delisting or Termination Events,” the “Reference Stocks” will be the common stocks specified in the relevant terms supplement. Each of the Reference Stocks is, individually, a “Reference Stock.”

     “Relevant Exchange” means, with respect to a Reference Stock, the primary U.S. exchange or market for trading for such Reference Stock, or, with respect to an Underlying Stock, the primary exchange or market for trading for such Underlying Stock.

     Unless otherwise specified in the relevant terms supplement, the “closing price” for one share of each Reference Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

  if such Reference Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Reference Stock (or any such other security) is listed or admitted to trading, if such Reference Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (or any successor service) operated by the Financial Industry Regulatory Authority (the “FINRA”) (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day, with respect to any such other security, if such security is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day on the primary non-U.S. securities exchange or market on which security is listed or admitted to trading, or otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for such Reference Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of any of our affiliates may be included in the calculation of such mean, but only to the extent that any such bid is not the highest or lowest of the bids obtained.

     Unless otherwise specified in the relevant terms supplement, a “trading day” is, with respect to a Reference Stock, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange (the “NYSE”), the American Stock Exchange LLC (the “AMEX”), The NASDAQ Stock Market (“NASDAQ”), the Chicago Mercantile Exchange Inc., the Chicago Board Options Exchange, Incorporated and in the over-the-counter market for equity securities in the United States or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading.

     Unless otherwise specified in the relevant terms supplement, a “business day” is any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

PS-4

     The maturity date for the notes will be set forth in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

     We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable at maturity and on the Interest Payment Dates with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Notes with a maturity of more than one year

     If a Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, will any Valuation Date be postponed more than ten business days following the date originally scheduled to be such Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Valuation Date is not a trading day, or if there is a market disruption event on such date, the closing price of each Reference Stock on such Valuation Date will be deemed to be the closing price of such Reference Stock last in effect prior to commencement of the market disruption event (or prior to the non-trading day).

Notes with a maturity of not more than one year

     If a Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, will any Valuation Date be postponed more than ten business days following the date originally scheduled to be such Valuation Date; provided, that no Valuation Date, as postponed, will produce a maturity date more than one year (counting for this purpose either the issue date or the maturity date, but not both) after the issue date (the last date that could serve as the final Valuation Date without causing the maturity date to be more than one year after the issue date, the “Final Disrupted Valuation Date”). If the tenth business day following the date originally scheduled to be the applicable Valuation Date is not a trading day, or if there is a market disruption event on such date, the closing price of each Reference Stock on such Valuation Date will be deemed to be the closing price of such Reference Stock last in effect prior to commencement of the market disruption event (or prior to the non-trading day). Notwithstanding the foregoing, if any Valuation Date has been postponed to the Final Disrupted Valuation Date (treating any such Valuation Date that is not the final Valuation Date as if it were the final Valuation Date) and such Final Disrupted Valuation Date is not a trading day, or if there is a market disruption event on such Final Disrupted Valuation Date, then the closing price of each Reference Stock on such Valuation Date will be deemed to be the closing price of such Reference Stock last in effect prior to commencement of the market disruption event (or prior to the non-trading day). For the avoidance of doubt, in no event will any Valuation Date occur after the Final Disrupted Valuation Date.

Interest Payments

     For each interest period, unless otherwise specified in the relevant terms supplement, for each $1,000 principal amount note, the interest payment will be calculated as follows:

$1,000 x interest rate x (number of days in the interest period / 360),

where the number of days will be calculated on the basis of a year of 360 days with twelve months of thirty days each.

     The notes will bear interest at a rate per annum specified in the relevant terms supplement. Interest will accrue from the issue date of the notes to but excluding the maturity date. Interest will be paid in arrears on each Interest Payment Date to and including the maturity date, to the holders of record at the close of business on the date 15 calendar days prior to that Interest Payment Date, whether or not such fifteenth calendar day is a business day, unless otherwise specified in the relevant terms supplement. If the maturity date is adjusted as the result of a market disruption event, the payment of interest due on the maturity date will be made on the maturity date as adjusted, with the same force and effect as if the maturity date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment.

     The “interest rate” will be specified in the relevant terms supplement.

     An “interest period” is the period beginning on and including the issue date of the notes and ending on but excluding the first Interest Payment Date, and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date, or as specified in the relevant terms supplement.

     An “Interest Payment Date” will be as specified in the relevant terms supplement, provided that no Interest Payment Date will be more than twelve months after the immediately prior Interest Payment Date or issue date of the notes, as applicable. If any day on which a payment of interest or principal is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue as a result of the delayed payment, and the next Interest Period will commence as if the payment had not been delayed.

No Fractional Share

     If we deliver shares of the Least Performing Reference Stock to you at maturity, we will pay cash in lieu of delivering any fractional share of the Least Performing Reference Stock in an amount equal to the product of the closing price of the Least Performing Reference Stock multiplied by such fractional amount as determined by the calculation agent on the final Valuation Date.

Delivery of Shares of Reference Stock

     We may designate any of our affiliates to deliver any shares of the Least Performing Reference Stock pursuant to the terms of the notes and we will be discharged of any obligation to deliver such shares of the Least Performing Reference Stock to the extent of such performance by our affiliates. Reference in this product supplement to delivery of shares of the Least Performing Reference Stock by us will also include delivery of such shares by our affiliates.

RISK FACTORS

     Your investment in the notes will involve certain risks. The notes pay interest as specified in the relevant terms supplement but do not guarantee any return of principal at maturity. Investing in the notes is not equivalent to investing directly in one or more of the Reference Stocks. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Your investment in the notes may result in a loss.

     The notes do not guarantee any return of principal. Your return of principal is protected so long as the closing price (in the case of daily monitoring) or price (in the case of continuous monitoring), of each Reference Stock at all times during the Monitoring Period is not less than that particular Reference Stock’s Initial Share Price (or Strike Price, if applicable) by more than that Reference Stock’s Protection Amount or so long as the Final Share Price of each of the Reference Stocks has appreciated as compared to its Initial Share Price (or Strike Price, if applicable). Assuming daily Reference Stock monitoring applies, if the closing price of any Reference Stock during the Monitoring Period has declined, as compared to its Initial Share Price (or Strike Price, if applicable), by more than its Protection Amount and the Cash Value of the Physical Delivery Amount for the Least Performing Reference Stock is less than $1,000, for each $1,000 principal amount note, in lieu of $1,000 in cash, you will receive at maturity the Physical Delivery Amount (or, at our election, the Cash Value thereof) for the Least Performing Reference Stock. The market value of the shares of the Least Performing Reference Stock delivered to you as the Physical Delivery Amount or the Cash Value thereof will most likely be less than the principal amount of your notes and may be zero. Accordingly, you may lose some or all of your principal if you invest in the notes.

Your protection may terminate on any day during the term of the notes.

     If, on any day during the Monitoring Period, the closing price (in the case of daily monitoring) or price (in the case of continuous monitoring) of any of the Reference Stocks declines below its Initial Share Price (or Strike Price, if applicable) minus its Protection Amount, you will be fully exposed to any depreciation in the Least Performing Common Stock. We refer to this feature as a contingent buffer. Under these circumstances, and if the Cash Value of the Physical Delivery Amount for the Least Performing Reference Stock is less than $1,000, you will receive at maturity for each $1,000 principal amount note a predetermined number of shares of the Least Performing Reference Stock (or, at our election, the Cash Value thereof) and, consequently, you will lose 1% of the principal amount of your investment for every 1% decline in the Final Share Price of the Least Performing Reference Stock compared to its Initial Share Price (or Strike Price, if applicable). You will be subject to this potential loss of principal even if the price of that Reference Stock subsequently recovers such that such Reference Stock closes at a level (in the case of daily monitoring) or trades (in the case of continuous monitoring) above its Initial Share Price (or Strike Price, if applicable) minus its Protection Amount. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.

Because you will not benefit from any appreciation in any of the Reference Stocks above the Initial Share Price (or Strike Price, if applicable) of any Reference Stock, you will not receive a payment at maturity with a value greater than the principal amount of your notes, plus accrued and unpaid interest.

     At maturity, you will receive a payment with a value no greater than the principal amount of your notes plus the final interest payment, and the total payment you receive over the term of the notes will not exceed the principal amount of your notes plus the interest payments paid during the term of the notes. Accordingly, for each $1,000 principal amount note, you will not receive a payment at maturity with a value that exceeds $1,000 plus the final interest payment, or a total

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payment over the term of the notes of more than the principal amount plus the interest payment as specified in the relevant terms supplement. Even if the Final Share Price of the Least Performing Reference Stock exceeds the Initial Share Price (or Strike Price, if applicable) of the Least Performing Reference Stock, you will receive only the principal amount of your notes, regardless of any appreciation in the value of any of the Reference Stocks.

Your return on your investment in the notes will be limited to the interest payments on the notes.

     The only return that you will receive on your investment in the notes will be the interest payments specified in the relevant terms supplement.

In certain circumstances, your payment at maturity will be determined by the Least Performing Reference Stock.

     If the closing price (in the case of daily monitoring) or price (in the case of continuous monitoring) of any of the Reference Stocks has declined, as compared to its Initial Share Price (or Strike Price, if applicable), by more than its Protection Amount during the Monitoring Period (which we refer to as a Trigger Event), your payment at maturity will be determined by reference to the Least Performing Reference Stock. Under such circumstances, your payment at maturity will not be greater than the applicable principal amount of your notes and will most likely be less than the principal amount of your notes and may be zero, even if the Final Share Price of a Reference Stock has appreciated significantly as compared to its Initial Share Price (or Strike Price, if applicable).

     For example, if a Trigger Event has occurred and the Final Share Price of the Least Performing Reference Stock is $5.00 as compared to the Initial Share Price (or Strike Price, if applicable) of the Least Performing Reference Stock of $10.00 (representing a decline of 50%), you would receive a payment at maturity in shares of the Least Performing Reference Stock with a value of $500 (calculated as follows: ($1,000 / $10.00) * ($5.00) = $500) plus any accrued and unpaid interest, subject to our election to deliver cash in lieu of such shares. Under these circumstances, you would receive a payment at maturity with a value equal to $500 in lieu of the principal amount of your notes even if the Final Share Price of a Reference Stock has appreciated significantly as compared to its Initial Share Price (or Strike Price, if applicable).

You are exposed to the price risk of each Reference Stock.

     Your return on the notes and your payment at maturity, if any, is not linked to a basket consisting of the Reference Stocks. Rather, you will receive fixed interest payments at the rate specified by the relevant terms supplement and your payment at maturity will be contingent upon the performance of each individual Reference Stock. Unlike an instrument with a return linked to a basket of common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to all of the Reference Stocks. Poor performance by any one of the Reference Stocks over the term of the notes may negatively affect your payment at maturity and will not be offset or mitigated by a positive performance by any or all of the other Reference Stocks. Accordingly, your investment is subject to the price risk of each Reference Stock.

     You cannot predict the future performance of a Reference Stock based on its historical performance. The price of a Reference Stock may decline by more than its Protection Amount during the Monitoring Period even though such Reference Stock has not experienced such a price decrease in the past.

The payment you receive on the notes may be based on a Reference Stock that never declined below its Initial Share Price (or Strike Price, if applicable) by more than its Protection Amount.

     If a Trigger Event has occurred, your payment at maturity will likely be determined by the Least Performing Reference Stock even if that Reference Stock did not cause the occurrence of the Trigger Event. For example, assuming the relevant terms supplement specifies that the Protection Amount for each Reference Stock is equal to 30% of the Initial Share Price (or Strike Price, if applicable) of each Reference Stock, if a Trigger Event has occurred with respect to Reference Stock A and Reference Stock A subsequently increases in value so that its Final Share Price exceeds its Initial Share Price (or Strike Price, if applicable), your payment at maturity will not necessarily be based on the performance of Reference Stock A. Instead, if the percentage decrease between the Initial Share Price (or Strike Price, if applicable) and the Final Share Price of Reference Stock B is 20%, and each of the other Reference Stocks (including Reference Stock A) has a Final Share Price that has appreciated in value from its Initial Share Price (or Strike Price, if applicable), your payment at maturity will be based on the performance of Reference Stock B. Under these circumstances, you would receive shares of Reference Stock B or cash, at our election, with a value equal to $800 for each $1,000 principal amount note even though Reference Stock B did not decline below its Protection Amount at any time during the Monitoring Period.

You will have no ownership rights in the Reference Stocks.

     Investing in the notes is not equivalent to investing in the Reference Stocks. As an investor in the notes, you will not have any ownership interest or rights in the Reference Stocks, such as voting rights, dividend payments or other distributions. If the notes are linked to ADSs representing non-U.S. equity securities issued through depositary arrangements, you will not have the rights of owners of such ADSs or the applicable Underlying Stock(s).

We have no affiliation with the issuers of the Reference Stocks.

     Unless otherwise specified in the relevant terms supplement, the issuers of the Reference Stocks will not be affiliates of ours and will not be involved in any of our offerings of notes pursuant to this product supplement in any way. Consequently, we have no control of the actions of the issuers of the Reference Stocks, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. The issuers of the Reference Stocks have no obligation to consider your interest as an investor in the notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to the issuers of the Reference Stocks.

     In addition, unless otherwise specified in the relevant terms supplement, as we will not be affiliated with the issuers of the Reference Stocks, we do not assume any responsibility for the adequacy of the information about the Reference Stocks or their issuers contained in this product supplement, any terms supplement or in any of the Reference Stock issuers’ publicly available filings. We are not responsible for such issuers’ public disclosure of information on themselves or the Reference Stocks, whether contained in Securities Exchange Commission filings or otherwise. As an investor in the notes, you should make your own investigation into the Reference Stocks.

The closing price of a Reference Stock on the pricing date or the Strike Price, if applicable, of such Reference Stock may be significantly higher than the historical average trading price for such Reference Stock.

     If the closing price (in the case of daily monitoring) or price (in the case of continuous monitoring) of a Reference Stock decreases, as compared to such Reference Stock’s Initial Share Price (or Strike Price, if applicable), by more than such Reference Stock’s Protection Amount, a Trigger Event will have occurred with respect to such Reference Stock. The reference price for determining whether a Trigger Event has occurred with respect to such Reference Stock is, unless otherwise specified in the relevant terms supplement, (i) the closing price of such Reference Stock on the pricing date (which we refer to as the Initial Share Price for such Reference Stock), (ii) a

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percentage of the closing price of such Reference Stock as of a specified date or (iii) a fixed amount without regard to the closing price of such Reference Stock as of a particular date (the latter two of which we each refer to as the Strike Price for such Reference Stock). Each of (i), (ii) and (iii) may be significantly higher than the historical average trading price for such Reference Stock, which could increase the likelihood of the occurrence of a Trigger Event with respect to such Reference Stock. In addition, on the pricing date, stock prices generally in the market may be significantly higher than historical averages, which could increase the likelihood of subsequent declines in stock prices during the Monitoring Period.

The notes are designed to be held to maturity.

     The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Reference Stocks have appreciated since the date of the issuance of notes. The potential returns described in any terms supplement assume that your notes are held to maturity.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

     J.P. Morgan Securities Inc., or JPMSI, may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes. If at any time JPMSI or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

Prior to maturity, the value of the notes may be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the notes. We expect that, generally, the prices of the Reference Stocks and interest rates on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the prices of the Reference Stocks. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

  whether the Reference Stocks close (in the case of daily monitoring) or trade (in the case of continuous monitoring) below their respective Initial Share Prices (or Strike Prices, if applicable) by more than their respective Protection Amounts during the Monitoring Period;

  the dividend rates paid on the Reference Stocks (while not paid to holders of the notes, dividend payments on the Reference Stocks may influence the market price of the Reference Stocks and the market value of options on the Reference Stocks and therefore affect the market value of the notes);

  the expected frequency and magnitude of changes in the market prices of the Reference Stocks (volatility);

  the expected positive or negative correlation among the Reference Stocks, or the expected absence of any such correlation;

  economic, financial, political and regulatory or judicial events that affect the Reference Stocks or stock markets generally;

  if a Reference Stock is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the applicable Underlying Stock is traded;

  interest and yield rates in the market generally;

  the time remaining to the maturity of the notes; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

     Some or all of these factors may influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the Reference Stocks based on their respective historical performances.

     While it is possible that the notes could trade above their principal amount prior to maturity, the likelihood of such an increase is limited by market factors and the fact that the amount payable at maturity will not exceed 100% of the principal amount of the notes. Even if the notes did trade above their principal amount prior to maturity, the only way to realize such a market premium would be to sell your notes in a secondary market transaction, if such a transaction were available. Moreover, if you sell your notes prior to maturity, you may have to sell them at a substantial discount from their principal amount if the market prices of the Reference Stocks are at, below or not sufficiently above their respective Initial Share Prices (or Strike Prices, if applicable).

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

     While the payment at maturity, if any, will be based on the principal amount of your notes, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by JPMSI, as a result of such compensation or other transaction costs.

If the market values of the Reference Stocks change, the market value of your notes may not change in the same manner.

     Owning the notes is not the same as owning the Reference Stocks. Accordingly, changes in the respective market values of the Reference Stocks may not result in a comparable change in the market value of the notes. If the closing prices of the Reference Stocks on any trading day increases above their respective Initial Share Prices (or Strike Prices, if applicable), the value of the notes may not increase comparably, if at all. It is also possible for the values of the Reference Stocks to increase moderately while the value of the notes declines.

     If, prior to the occurrence of a Trigger Event, any of the Reference Stocks trades at closing prices that are less than its Initial Share Price (or Strike Price, if applicable) by an amount that is close to or more than its Protection Amount, we expect the market value of the notes to decline to reflect, among a number of factors, that your payment at maturity will most likely be less than the principal amount of your notes.

We or one of our affiliates may serve as the depositary for the American Depositary Shares representing the common stock of the issuer.

     We or one of our affiliates may serve as depositary for some foreign companies that issue ADSs. If the Reference Stock is an ADS, and we or one of our affiliates serves as depositary for such ADSs, our or such affiliates’ interests, as depositary for the ADSs, may be adverse to your interests as a holder of the notes.

If a Reference Stock is an ADS, fluctuations in exchange rates will affect your investment.

     There are significant risks related to an investment in a note that is linked to an ADS, which is quoted and traded in U.S. dollars, representing an Underlying Stock that is quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the applicable Underlying Stock. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the notes. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the Underlying Stock on non-U.S. securities markets and, as a result, may affect the market price of the ADS, which may consequently affect the value of the notes.

We have no control over exchange rates.

     Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in a note that is linked to an ADS, which is quoted and traded in U.S. dollars, representing an Underlying Stock that is quoted and traded in a foreign currency.

     We will not make any adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

If a Reference Stock is an ADS, an investment in the notes is subject to risks associated with non-U.S. securities markets.

     An investment in the notes linked to the value of ADSs representing interests in non-U.S. equity securities involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of markets volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies.

     The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

     Some or all of these factors may influence the price of the ADSs. The impact of any of these factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the ADSs based on their historical performance. The value of the ADSs may decrease such that you may not receive any return of your investment. There can be no assurance that the price of the ADSs will not decrease so that at maturity, you will not lose some or all of your investment.

There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of the foreign company.

     If your note is linked to the performance of an ADS, you should be aware that your note is linked to the price of the ADSs and not the applicable Underlying Stock, and that there exist important differences between the rights of holders of ADSs and of the applicable Underlying Stock. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of common stock of a foreign issuer. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the applicable Underlying Stock may be significant and may materially and adversely affect the value of the notes.

In some circumstances, the payment you receive on the notes may be based on the common stock (or ADS, as applicable) of another company and not a Reference Stock.

     Following certain corporate events relating to an issuer of a Reference Stock (other than a Reference Stock that is an ADS) such as a stock-for-stock merger where such issuer is not the surviving entity or a merger event where holders of such Reference Stock would receive all cash or a distribution of property with respect to such Reference Stock, the calculation agent will have the option to replace such Reference Stock with a Successor Common Reference Stock, which will be the common stock of a U.S. company selected from among the common stocks of three U.S. companies that are then registered to trade on the NYSE or NASDAQ with the same primary Standard Industrial Classification Code (“SIC Code”) as such Reference Stock that, in the sole discretion of the calculation agent, is the most comparable to such Reference Stock, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility. In the event of any such corporate event, you will become subject to the price risk of the Successor Common Reference Stock. We describe the specific corporate events that can lead to these adjustments, the procedures for selecting a Successor Common Reference Stock on the basis of SIC industry code and market capitalization and the procedures for adjusting the closing price (in the case of daily monitoring) or price (in the case of continuous monitoring) of any Reference Stock that is not an ADS upon the occurrence of certain other corporate events in the section of this product supplement entitled “General Terms of Notes — Reorganization Events and ADS Delisting or Termination Events — Reorganization Events Affecting a Reference Stock That Is Not an ADS.” You should read this section in order to understand these and other adjustments that may be made to your notes. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes.

     In addition, for notes linked to the performance of a Reference Stock that is an ADS, if that ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer and the ADS depositary is terminated for any reason (which we refer to as an ADS Delisting or Termination Event), or following certain corporate events relating to the issuer of the Underlying Stock (such as a stock-for-stock merger where such issuer is not the surviving entity or a merger event where holders of such ADS would receive all cash or a distribution of property with respect to such ADS), the calculation agent will have the option to either (a) replace that ADS with a Successor ADS Reference Stock, which will be (i) the ADS of a company selected from among the ADSs of three companies organized in, or with its principal executive office located in, the country in which the issuer of that original ADS is organized, or has its principal executive office, and that are then registered to trade on the NYSE or NASDAQ with the same primary SIC Code as that original ADS that, in the sole discretion of the calculation agent, is the most comparable to that original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility or (ii) in certain circumstances, the ADS of a company that is organized in, or with its principal executive office located in, the country in which the issuer of the original ADS is organized, or has its principal executive office that is then registered to trade on the NYSE or NASDAQ and that, in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility and that is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the original ADS or (iii) in certain circumstances, the common stock of a company that is then registered to trade on the NYSE or NASDAQ with the same primary SIC Code as the original ADS that in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility or (b) deem the applicable Underlying Stock to be applicable the Reference Stock. You should read the section of this product supplement entitled “General Terms of Notes — Reorganization Events and ADS Delisting or Termination Events — Delisting of ADSs, Termination of ADS Facility or Reorganization Events Affecting a Reference Stock That Is an ADS.” for more information. Replacing the original ADS serving as a Reference Stock with another ADS or deeming the Underlying Stock to be the applicable Reference Stock may materially and adversely affect the value of the notes.

Anti-dilution protection is limited.

     The calculation agent will make adjustments to the Stock Adjustment Factor, which will be set initially at 1.0, applicable to any Reference Stock and, consequently, the Physical Delivery Amount for such Reference Stock, for certain adjustment events (as described below) affecting a Reference Stock, including stock splits and certain corporate actions. The calculation agent is not required, however, to make such adjustments in response to all corporate actions, including if the issuer of a Reference Stock or another party makes a partial tender or partial exchange offer for a Reference Stock. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the notes may be materially and adversely affected. See “General Terms of Notes—Anti-Dilution Adjustments” for further information.

We may exercise any and all rights we may have as a lender to or a security holder of any of the issuers of the Reference Stocks.

     If we or any of our affiliates are lenders to, or hold securities of, any of the issuers of the Reference Stocks, we will have the right, but not the obligation, to exercise or refrain from exercising our rights as a lender to, or holder of securities of such issuer. Any exercise of our rights as a lender or holder of securities of any issuer of a Reference Stock, or our refraining from such exercise, will be made without regard to your interests and could affect the value of the notes.

We or our affiliates may have adverse economic interests to the holders of the notes.

     JPMSI and other affiliates of ours may trade the Reference Stocks and other financial instruments related to the Reference Stocks on a regular basis, for their accounts and for other accounts under their management. JPMSI and these affiliates may also underwrite or assist unaffiliated entities in the issuance or underwriting of Reference Stocks and may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to one, some or all of the Reference Stocks. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the prices of the Reference Stocks and, accordingly, could affect the payment you receive at maturity.

     We or our affiliates may currently or from time to time engage in business with the issuers of the Reference Stocks, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the issuers of the Reference Stocks or the Reference Stocks, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about those issuers. Any prospective purchaser of notes should undertake an independent investigation of the issuers of the Reference Stocks as is in its judgment appropriate to make an informed decision with respect to an investment in the notes.

     Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to one or more of the Reference Stocks. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

     We may hedge our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

     JPMSI, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Initial Share Price (or Strike Price, if applicable) of each Reference Stock, the Protection Amount and Physical Delivery Amount (or, if applicable, the Cash Value thereof) applicable to each of the Reference Stocks, the price of each Reference Stock quoted on the applicable Relevant Exchange, the closing price of each Reference Stock on any day during the Monitoring Period, the Stock Adjustment Factor of each Reference Stock, anti-dilution adjustments, the Final Share Price of each Reference Stock, the amount of interest payable on any Interest Payment Date, and the amount we will pay you at maturity, as well as, in determining whether a Trigger Event has occurred, whether and how much the price or closing price, as applicable, of each Reference Stock on any day during the Monitoring Period and the Final Share Price of each Reference Stock have declined from the relevant Initial Share Price (or Strike Price, if applicable). The calculation agent will also determine whether to select and, if it determines to do so, select, a Successor Common Reference Stock or a Successor ADS Reference Stock, as applicable, if a Reorganization Event or an ADS Delisting or Termination Event has occurred. In addition, the calculation agent will be responsible for determining whether a market disruption event has occurred and whether a day is an Interest Payment Date. In performing these duties, JPMSI may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMSI as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

     The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the closing price of a Reference Stock on any Valuation Date, the price or closing price, as applicable, of a Reference Stock on any day during the Monitoring Period or the Final Share Price of a Reference Stock and calculating the payment at maturity, if any, that we are required to pay you. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that a Valuation Date and the maturity date will be postponed and your return will be adversely affected. See “General Terms of Notes — Market Disruption Events.”

The tax consequences of an investment in the notes are unclear.

     There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. Pursuant to the terms of the notes and subject to the discussion in the section entitled “Certain U.S. Federal Tax Consequences,” we and you agree to characterize the notes for U.S. federal income tax purposes as a unit comprising: (i) a put option written by you that requires you to purchase the Physical Delivery Amount of the Least Performing Reference Stock from us (or, at our option, the Cash Value thereof) at maturity under circumstances where the payment at maturity is the Physical Delivery Amount and (ii) a deposit of $1,000 per note to secure your potential obligation to purchase the Least Performing Reference Stock. No assurance can be given that the IRS will accept, or that a court will uphold, this characterization or treatment. If the IRS were successful in asserting an alternative characterization or treatment for the notes, the timing and character of income on the notes could differ materially from our description herein. In addition, on December 7, 2007, Treasury and the IRS released a notice requesting comments on a number of possible U.S. federal income tax treatments for “prepaid forward contracts” and similar instruments. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the notes are the character of income or loss (including whether the Put Premium might be currently included as ordinary income) and the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

We cannot assure you that the public information provided on the issuers of the Reference Stocks is accurate or complete.

     All disclosures contained in the relevant terms supplement and this product supplement regarding the issuers of the Reference Stocks are and will be derived from publicly available documents and other publicly available information. We have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Reference Stocks in connection with the offering of the notes. We do not make any representation that such publicly available documents or any other publicly available information regarding the issuers of the Reference Stocks are accurate or complete, and are not responsible for public disclosure of information by the issuers of the Reference Stocks, whether contained in filings with the Securities and Exchange Commission, which we refer to as the SEC, or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant terms supplement, including events that would affect the accuracy or completeness of the public filings of the issuers of the Reference Stocks or the values of the Reference Stocks (and therefore the prices or closing prices, as applicable, of the Reference Stocks on any day during the Monitoring Period and the Final Share Prices of the Reference Stocks), will have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Reference Stocks could affect the amount you will receive at maturity of the notes and, therefore, the trading prices of the notes. Any prospective purchaser of the notes should undertake an independent investigation of the issuers of the Reference Stocks as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

USE OF PROCEEDS

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes.

     Unless otherwise specified in the relevant terms supplement, each agent’s commissions will include the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, our projected profit resulting from such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Reference Stocks or instruments the value of which is derived from one or more of the Reference Stocks. While we cannot predict an outcome, such hedging activity or other hedging and investment activities of ours could potentially increase the prices or closing prices of the Reference Stocks on any trading day as well as the Initial Share Prices of the Reference Stocks, and, therefore, effectively establish a higher price at which the Reference Stocks must trade for you to receive at maturity of the notes the principal amount of your notes (in addition to interest payments over the term of the notes). From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Reference Stocks or instruments the value of which is derived from one or more of the Reference Stocks. Although we have no reason to believe that any of these activities will have a material impact on the price of the Reference Stocks or the value of the notes, we cannot assure you that these activities will not have such an effect.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE REFERENCE STOCKS

     In the relevant terms supplement, we will provide summary information regarding the business of the issuers of the Reference Stocks based on their publicly available documents. We take no responsibility for the accuracy or completeness of such information.

     Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuers of the Reference Stocks may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

     This product supplement and the relevant terms supplement relate only to the notes offered thereby and do not relate to the Reference Stocks or other securities of the issuers of the Reference Stocks. We have derived any and all disclosures contained in this product supplement and the relevant terms supplement regarding the issuers of the Reference Stocks from the publicly available documents described above. In connection with the offering of the notes, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Reference Stocks. We do not make any representation that such publicly available documents are, or any other publicly available information regarding the issuers of the Reference Stocks is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading prices of the Reference Stocks (and therefore the Stock Adjustment Factor of any Reference Stock) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Reference Stocks could affect the payment at maturity with respect to the notes and therefore the trading prices of the note.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Stocks.

     We and/or our affiliates may currently or from time to time engage in business with the issuers of the Reference Stocks, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Reference Stocks or their issuers, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views with respect to the Reference Stocks or their issuers, and these reports may or may not recommend that investors buy or hold the Reference Stocks. As a prospective purchaser of a note, you should undertake an independent investigation of the Reference Stocks or their issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

Historical performance of the Reference Stocks

     We will provide historical price information on each of the Reference Stocks in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Hypothetical returns on your notes

     The relevant terms supplement may include a table, chart or graph showing various hypothetical returns on your note based on a range of hypothetical Final Share Prices for hypothetical Reference Stocks, whether the closing price of any of the hypothetical Reference Stocks on any day during the Monitoring Period has declined, as compared to the relevant Initial Share Price (or Strike Price, if applicable), by more than the relevant Protection Amount and various key assumptions shown in the relevant terms supplement, in each case assuming the investment is held from the issue date until the scheduled maturity date.

     Any table, chart or graph showing hypothetical returns will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the effect that various hypothetical market values of the Reference Stocks on the scheduled Valuation Date(s) could have on the hypothetical returns on your note, if held to the scheduled maturity date, calculated in the manner described in the relevant terms supplement and assuming all other variables remained constant. Any payments at maturity listed in the relevant terms supplement will be entirely hypothetical. They will be based on Final Share Prices, prices or closing prices, as applicable, of the Reference Stocks on any day during the Monitoring Period, in each case that may vary and on assumptions that may prove to be erroneous.

     The return on your note may bear little relation to, and may be much less than, the return that you might achieve were you to invest in one or more of the Reference Stocks directly. Among other things, the return on one or more of the Reference Stocks could include substantial dividend payments, which you will not receive as an investor in your note, and an investment in any of the Reference Stocks is likely to have tax consequences that are different from an investment in your note.

     We describe various risk factors that may affect the market value of your note, and the unpredictable nature of that market value, under “Risk Factors” above.

GENERAL TERMS OF NOTES

Calculation Agent

     J.P. Morgan Securities Inc. (“JPMSI”) will act as the calculation agent. The calculation agent will determine, among other things, the Initial Share Price of each Reference Stock, the Protection Amount and Physical Delivery Amount (or, if applicable, the Cash Value thereof) applicable to each of the Reference Stocks, the price of each Reference Stock quoted on the applicable Relevant Exchange, the closing price of each Reference Stock on any day during the Monitoring Period, the Stock Adjustment Factor of each Reference Stock, anti-dilution adjustments, the Final Share Price of each Reference Stock, the amount of interest payable on any Interest Payment Date, and the amount, if any, we will pay you at maturity, as well as, in determining whether a Trigger Event has occurred, whether and how much the price or closing price, as applicable, of each Reference Stock on any day during the Monitoring Period and the Final Share Price of each Reference Stock have declined from the relevant Initial Share Price (or Strike Price, if applicable). The calculation agent will also determine whether to select and, if it determines to do so, select, a Successor Common Reference Stock or Successor ADS Reference Stock, as applicable, if a Reorganization Event or an ADS Delisting or Termination Event has occurred. In addition, the calculation agent will determine whether there has been a market disruption event and whether a day is an Interest Payment Date. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

     The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity and each Interest Payment Date on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date and each Interest Payment Date, if applicable.

     All calculations with respect to the Initial Share Price, the Strike Price, if applicable, the Final Share Price, the Protection Amount, the Physical Delivery Amount (or the Cash Value, if applicable), the price or closing price, as applicable, of each Reference Stock on any day during the Monitoring Period and the payment at maturity, if any, or on any Interest Payment Date per $1,000 principal amount note to a note holder will be rounded to the nearest one ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

     Certain events may prevent the calculation agent from determining the closing price of a Reference Stock on any Valuation Date, the price or closing price, as applicable, of a Reference Stock on any day during the Monitoring Period or the Final Share Price of a Reference Stock, or calculating the amount, if any, that we will pay to you at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of these events individually as a “market disruption event.”

     “Market Disruption Event” means, with respect to each Reference Stock (or any security for which a closing price must be determined):

  the occurrence or existence of a suspension, material limitation or absence of trading of such Reference Stock (or such security) on the Relevant Exchange for such Reference Stock (or such security) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such Relevant Exchange;

  a breakdown or failure in the price and trade reporting systems of the Relevant Exchange for such Reference Stock (or such security) as a result of which the reported trading prices for such Reference Stock (or such security) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate;

  a suspension, material limitation or absence of trading on the primary exchange or market for trading in futures or options contracts related to such Reference Stock (or such security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable exchange or market; or

  a decision to permanently discontinue trading in such related futures or options contract,

in each case as determined by the calculation agent in its sole discretion; and

  a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in such Reference Stock or any instrument related to such Reference Stock or to adjust or unwind all or a material portion of any hedge position in such Reference Stock with respect to the notes.

For the purpose of determining whether a market disruption event has occurred:

  a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the Relevant Exchange or the primary exchange or market for trading in futures or options contracts related to such Reference Stock (or such security), limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, and a suspension of trading in futures or options contracts on such Reference Stock (or such security) by the primary exchange or market for trading in such contracts, if available, by reason of:

    a price change exceeding limits set by such exchange or market,

    an imbalance of orders relating to such contracts, or

    a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Reference Stock (or such security), as determined by the calculation agent in its sole discretion. A “suspension, absence or material limitation of trading” on the primary exchange or market on which futures or options contracts related to such Reference Stock (or such other security) are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

Anti-Dilution Adjustments

     The Stock Adjustment Factor for each Reference Stock is subject to adjustment by the calculation agent as a result of the anti-dilution and reorganization adjustments described in this section.

     No adjustments to any Stock Adjustment Factor will be required unless such Stock Adjustment Factor adjustment would require a change of at least 0.1% in such Stock Adjustment Factor then in effect. A Stock Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Stock Adjustment Factor for any Reference Stock after the close of business on the business day immediately preceding the maturity date.

     No adjustments to the Stock Adjustment Factor for any Reference Stock will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing price of a Reference Stock on any trading day during the term of the notes. No adjustments will be made for certain other events, such as offerings of common stock by the issuer of a Reference Stock for cash or in connection with acquisitions or otherwise or the occurrence of a partial tender or exchange offer for a Reference Stock by the issuer of such Reference Stock or any third party.

     For purposes of these adjustments, except as noted below, if an ADS is serving as a Reference Stock, all adjustments to the Stock Adjustment Factor for such Reference Stock will be made as if the applicable Underlying Stock is serving as such Reference Stock. Therefore, for example, if the applicable Underlying Stock is subject to a two-for-one stock split and assuming the Stock Adjustment Factor for such Reference Stock is equal to one, the Stock Adjustment Factor for such Reference Stock would be adjusted to equal to two. If your notes are linked to the performance of a Reference Stock that is an ADS, the term “dividend” used in this section, with respect to such Reference Stock, will mean, unless we specify otherwise in the terms supplement, the dividend paid by the issuer of the applicable Underlying Stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

     If an ADS is serving as a Reference Stock, no adjustment to the applicable ADS price or the applicable Stock Adjustment Factor, including those described below, will be made if (1) holders of such ADSs are not eligible to participate in any of the transactions described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for such ADSs has adjusted the number of shares of the applicable Underlying Stock represented by each such ADS so that the ADS price would not be affected by the corporate event in question. However, to the extent that the number of shares of Underlying Stock represented by each ADS is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

     JPMSI, as calculation agent, will be solely responsible for (1) the determination and calculation of any adjustments to any Stock Adjustment Factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section, and (2) the determination of any Successor Common Reference Stock or Successor ADS Reference Stock, and its determinations and calculations will be conclusive absent manifest error.

     We will, within ten business days following the occurrence of an event that requires an adjustment to any Stock Adjustment Factor (other than as a result of a Reorganization Event or an ADS Delisting or Termination Event as described below), or if we are not aware of this occurrence, as soon as practicable after becoming so aware, provide notice to the calculation agent, which will provide written notice to the trustee, which will provide notice to the holders of the notes of the occurrence of this event and, if applicable, a statement in reasonable detail setting forth such adjusted Stock Adjustment Factor.

     Stock Splits and Reverse Stock Splits

     If a Reference Stock is subject to a stock split or reverse stock split, then once any split has become effective, the Stock Adjustment Factor relating to such Reference Stock will be adjusted so that the new Stock Adjustment Factor will equal the product of:

  the prior Stock Adjustment Factor for such Reference Stock, and the number of shares that a holder of one share of such Reference Stock before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

     Stock Dividends or Distributions

     If a Reference Stock is subject to a (i) stock dividend, i.e., issuance of additional shares of such Reference Stock, that is given ratably to all holders of shares of such Reference Stock, or (ii) distribution of shares of such Reference Stock as a result of the triggering of any provision of the corporate charter of the issuer of such Reference Stock, then, once the dividend has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor for such Reference Stock will be adjusted so that the new Stock Adjustment Factor for such Reference Stock will equal the prior Stock Adjustment Factor for such Reference Stock plus the product of:

  the prior Stock Adjustment Factor for such Reference Stock, and the number of additional shares issued in the stock dividend or distribution with respect to one share of such Reference Stock.

     Non-Cash Dividends or Distributions

     If the issuer of a Reference Stock distributes shares of capital stock, evidences of indebtedness or other assets or property of the issuer of such Reference Stock to all holders of shares of such Reference Stock (other than (i) dividends, distributions, rights or warrants referred to under “—Stock Splits and Reverse Stock Splits” or “— Stock Dividends or Distributions” above or “— Issuance of Transferable Rights or Warrants” below and (ii) cash distributions or dividends referred under “—Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor for such Reference Stock will be adjusted so that the new Stock Adjustment Factor for such Reference Stock will equal the product of:

  the prior Stock Adjustment Factor for such Reference Stock, and a fraction, the numerator of which is the Current Market Price of such Reference Stock and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

     The “Current Market Price” of a Reference Stock means the closing price of such Reference Stock on the trading day immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the Stock Adjustment Factor for such Reference Stock.

     The “Fair Market Value” of any such distribution means the value of such distribution on the trading day immediately preceding the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date or, if such distribution consists of property traded on the ex-dividend date on a non-U.S. securities exchange or market, the Fair Market Value will equal the value of such distributed property on such ex-dividend date, as determined by the calculation agent.

     The “ex-dividend date,” with respect to a dividend or other distribution on the Reference Stock, means the first trading day on which transactions in the Reference Stock trade on the Relevant Exchange without the right to receive that dividend or other distribution.

     Notwithstanding the foregoing, a distribution on a Reference Stock described in clause (a), (d) or (e) of the section entitled “— Reorganization Events and ADS Delisting or Termination Events” below that also would require an adjustment under this section will not cause an adjustment to the Stock Adjustment Factor of such Reference Stock and will only be treated as a Reorganization Event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “— Reorganization Events and ADS Delisting or Termination Events.” A distribution on a Reference Stock described in the section entitled “— Issuance of Transferable Rights or Warrants” that also would require an adjustment under this section will only cause an adjustment pursuant to the section entitled “—Issuance of Transferable Rights or Warrants.”

     Cash Dividends or Distributions

     If the issuer of a Reference Stock pays dividends or makes other distributions consisting exclusively of cash to all holders of shares of such Reference Stock during any fiscal quarter during the term of the notes, in an aggregate amount that, together with other such cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the Stock Adjustment Factor for such Reference Stock has not previously been made under this “— Cash Dividends or Distributions” section, exceeds the Dividend Threshold for such Reference Stock, then, once the dividend or distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor for such Reference Stock will be adjusted so that the new Stock Adjustment Factor for such Reference Stock will equal the product of:

  the prior Stock Adjustment Factor for such Reference Stock, and a fraction, the numerator of which is the Current Market Price of such Reference Stock and the denominator of which is the amount by which such Current Market Price exceeds the aggregate amount in cash per share the issuer of such Reference Stock distributes in such cash dividend or distribution together with any cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the Stock Adjustment Factor for such Reference Stock has not previously been made under this “— Cash Dividends or Distributions” section to holders of such Reference Stock in excess of the Dividend Threshold for such Reference Stock.

     For the avoidance of doubt, the Stock Adjustment Factor for a Reference Stock may be adjusted more than once in any particular quarterly fiscal period because of cash dividends or distributions that exceed the Dividend Threshold for such Reference Stock. If the Stock Adjustment Factor for such Reference Stock has been previously adjusted in a particular quarterly fiscal period because of cash dividends or distributions that exceed the Dividend Threshold for such Reference Stock, subsequent adjustments will be made if the issuer of such Reference Stock pays cash dividends or makes other distributions during such quarterly fiscal period in an aggregate amount that, together with other such cash dividends or distributions since the last adjustment to the Stock Adjustment Factor for such Reference Stock (because of cash dividends or distributions that exceed the Dividend Threshold for such Reference Stock) exceeds the Dividend Threshold for such Reference Stock. Such subsequent adjustments to the Stock Adjustment Factor for such Reference Stock will only take into account the cash dividends or distributions during such quarterly fiscal period made since the last adjustment to the Stock Adjustment Factor for such Reference Stock because of cash dividends or distributions that exceed the Dividend Threshold for such Reference Stock.

     The “Dividend Threshold,” with respect to a Reference Stock, is equal to the sum of (x) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the preceding quarterly fiscal period, if any, per share of such Reference Stock plus (y) 10% of the closing price of such Reference Stock on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

     Issuance of Transferable Rights or Warrants

     If the issuer of a Reference Stock issues transferable rights or warrants to all holders of shares of such Reference Stock to subscribe for or purchase such Reference Stock, including new or existing rights to purchase such Reference Stock at an exercise price per share less than the closing price of such Reference Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants pursuant to a shareholder’s rights plan or arrangement, and if the expiration date of such rights or warrants precedes the maturity date of the notes, then the Stock Adjustment Factor for such Reference Stock will be adjusted on the business day immediately following the issuance of such transferable rights or warrants so that the new Stock Adjustment Factor for such Reference Stock will equal the prior Stock Adjustment Factor for such Reference Stock plus the product of:

  the prior Stock Adjustment Factor for such Reference Stock, and the number of shares of such Reference Stock that can be purchased with the cash value of such warrants or rights distributed on one share of such Reference Stock.

     The number of shares that can be purchased will be based on the closing price of such Reference Stock on the date the new Stock Adjustment Factor for such Reference Stock is determined. The cash value of such warrants or rights, if the warrants or rights are traded on a U.S. national securities exchange or, in the case of a Reference Stock that is an ADS, on a non-U.S. securities exchange or market, will equal the closing price of such warrant or right, or, if the warrants or rights are not traded on a U.S. national securities exchange or a non-U.S. securities exchange or market, as applicable, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new Stock Adjustment Factor for such Reference Stock is determined, provided that if only two such bid prices are available, then the cash value of such warrants or rights will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such warrants or rights will equal such bid.

Reorganization Events and ADS Delisting or Termination Events

     If prior to the maturity date,

(a)	there occurs any reclassification or change of a Reference Stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of such Reference Stock,

(b)	the issuer of a Reference Stock, or any surviving entity or subsequent surviving entity of the issuer of a Reference Stock (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,

(c)	any statutory exchange of securities of the issuer of a Reference Stock or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,

(d)	the issuer of a Reference Stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

(e)	the issuer of a Reference Stock issues to all of its shareholders equity securities of an issuer other than the issuer of such Reference Stock and the closing price of such Reference Stock on the ex-dividend date of such issuance reflects an increase or a decline of at least 50% from the closing price of such Reference Stock on the trading day immediately prior to such ex-dividend date, other than in a transaction described in clauses (b), (c) or (d) above (a “Spin-Off Event”),

(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of a Reference Stock and is consummated and completed in full for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “Reorganization Event”), or

(g)	an ADS serving as a Reference Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable Underlying Stock and the ADS depositary is terminated for any reason (an “ADS Delisting or Termination Event”), then, instead of adjusting the Stock Adjustment Factor for such Reference Stock, the calculation agent will, (A) if such Reference Stock is not an ADS, follow the procedures described below under “— Reorganization Events Affecting a Reference Stock That Is Not an ADS” or (B) if such Reference Stock is an ADS, follow the procedures described below under “— Delisting of ADSs, Termination of ADS Facility or Reorganization Events Affecting a Reference Stock That Is an ADS.”

     For the avoidance of doubt, in the case of an issuance by the issuer of a Reference Stock to all of its shareholders of equity securities of an issuer other than the issuer of such Reference Stock as described in clause (e) above, if the closing price of such Reference Stock as of the ex-dividend date of such issuance does not increase or decline by at least 50% from the closing price of such Reference Stock on the trading day immediately prior to such ex-dividend date, such issuance will not constitute a Reorganization Event and no adjustments will be made under “— Reorganization Events Affecting a Reference Stock That Is Not an ADS” or “— Delisting of ADSs, Termination of ADS Facility or Reorganization Events Affecting a Reference Stock That Is an ADS” below. Instead, such Reference Stock will be subject to adjustments as described under “— Non-cash Dividends and Distributions” above.

     As used herein, (1) an “Original Reference Stock” means, (i) in the case of a Reorganization Event, the Reference Stock (which may be a common stock or an ADS) that experiences such Reorganization Event or (ii) in the case of an ADS Delisting or Termination Event, the ADS that experiences such ADS Delisting or Termination Event, (2) a “Successor Reference Stock” means either a Successor Common Reference Stock or a Successor ADS Reference Stock (each as defined below) and (3) a “Successor Reference Stock Issuer” means the issuer of a Successor Reference Stock.

     Reorganization Events Affecting a Reference Stock That Is Not an ADS

     If a Reorganization Event affecting a Reference Stock that is not an ADS has occurred, the calculation agent, in its sole discretion without consideration for the interests of investors, will either (i) select a Successor Common Reference Stock ( as defined below) to such Reference Stock after the close of the principal trading session on the trading day immediately prior to the effective date (or, in the case of a Spin-Off Event, after the close of the principal trading session on the trading immediately prior to the ex-dividend date) of such Reorganization Event as described below or (ii) deem the closing price and the Stock Adjustment Factor of the applicable Original Reference Stock (as defined below) on the trading day immediately prior to the effective date (or, in the case of a Spin-Off Event, on the trading day immediately prior to the ex-dividend date) of such Reorganization Event to be the closing price (in the case of daily monitoring) or price (in the case of continuous monitoring) and Stock Adjustment Factor of such Original Reference Stock on every remaining trading day to and including the last trading day in the Monitoring Period.

     Upon the determination by the calculation agent of any Successor Common Reference Stock pursuant to clause (i) above, on and after the effective date (or, in the case of a Spin-Off Event, the ex-dividend date) of such Reorganization Event, references in this product supplement or the relevant terms supplement to such “Reference Stock” will no longer be deemed to refer to the applicable Original Reference Stock and will be deemed instead to refer to any such Successor Common Reference Stock for all purposes, and references in this product supplement or the relevant terms supplement to “issuer” of the applicable Original Reference Stock will be deemed to be to the applicable Successor Reference Stock Issuer.

     Upon the selection of any Successor Common Reference Stock by the calculation agent pursuant to clause (i) above, on and after the effective date (or, in the case of a Spin-Off Event, the ex-dividend date) of such Reorganization Event, the Stock Adjustment Factor for such Successor Common Reference Stock will equal the product of:

  the Stock Adjustment Factor for the applicable Original Reference Stock as of the close of the principal trading session on the trading day immediately prior to the effective date (or, in the case of a Spin-Off Event, as of the close of the principal trading session on the trading day immediately prior to the ex-dividend date) of such Reorganization Event; and

  a fraction, the numerator of which will be the closing price of the applicable Original Reference Stock on the trading day immediately prior to the effective date (or, in the case of a Spin-Off Event, on the trading day immediately prior to the ex-dividend date) of such Reorganization Event and the denominator of which will be the closing price of such Successor Common Reference Stock on the effective date (or, in the case of a Spin-Off Event, the ex-dividend date) of such Reorganization Event.

Notwithstanding the foregoing, the selection of a Successor Common Reference Stock and the determination of the Initial Share Price (or Strike Price, if applicable) and Stock Adjustment Factor of the Successor Common Reference Stock as described above will not apply to the determination of whether the price or closing price, as applicable, of a Reference Stock that experiences a Reorganization Event has declined from its Initial Share Price (or Strike Price, if applicable) by more than its Protection Amount on any trading day prior to the effective date (or, in the case of a SpinOff Event, on any trading day prior to the ex-dividend date) of such Reorganization Event.

     The “Successor Common Reference Stock” with respect to a Reference Stock that is not an ADS will be the common stock of a U.S. company selected by the calculation agent from among the common stocks of three U.S. companies then registered to trade on the NYSE or NASDAQ that are not then Reference Stocks (except that the applicable Original Reference Stock will be eligible for consideration to be a Successor Common Reference Stock so long as it meets the other conditions described below), with the same primary Standard Industrial Classification Code (“SIC Code”) as the applicable Original Reference Stock that, in the sole discretion of the calculation agent, is the most comparable to such Original Reference Stock (prior to the Reorganization Event), taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that a Successor Common Reference Stock will not be any stock that is subject to a trading restriction under the trading restriction policies of JPMorgan Chase & Co. or any of its affiliates that would materially limit the ability of JPMorgan Chase & Co. or any of its affiliates to hedge the notes with respect to such stock (a “Hedging Restriction”); provided further that if a Successor Common Reference Stock cannot be identified as set forth above for which a Hedging Restriction does not exist, the Successor Common Reference Stock will be selected by the calculation agent and will be the common stock of a U.S. company then registered to trade on the NYSE or NASDAQ that is not then a Reference Stock that, in the sole discretion of the calculation agent, is the most comparable to the applicable Original Reference Stock, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility and that is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for such Original Reference Stock and that is not subject to a Hedging Restriction.

     Following a Reorganization Event in which a Successor Common Reference Stock is selected, the Stock Adjustment Factor of such Successor Common Reference Stock will be subject to further adjustments as described above under this “Anti-Dilution Adjustments” section, and, if no Successor Common Reference Stock is selected, the applicable Original Reference Stock will, upon a subsequent Reorganization Event, be subject to the election by the calculation agent described in clause (i) and (ii) of the first paragraph under this “— Reorganization Events Affecting a Reference Stock That Is Not an ADS” section.

     If a Successor Common Reference Stock is selected as described above, we will, or will cause the calculation agent to, provide written notice to the trustee, to us and to DTC within thirty business days immediately following the effective date (or, in the case of a Spin-Off Event, the ex-dividend date) of any Reorganization Event affecting a Reference Stock that is not an ADS, of the Successor Reference Stock Issuer, the Successor Common Reference Stock, the Stock Adjustment Factor, the Protection Amount and the Initial Share Price (or Strike Price, if applicable) for such Successor Common Reference Stock as well as the Original Reference Stock so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

     Delisting of ADSs, Termination of ADS Facility or Reorganization Events Affecting a Reference Stock That Is an ADS

     If an ADS Delisting or Termination Event or a Reorganization Event affecting a Reference Stock that is an ADS has occurred, the calculation agent, in its sole discretion without consideration for the interests of investors, will either (i) select a Successor ADS Reference Stock to such ADS after the close of the principal trading session on the trading day immediately prior to (1) the effective date of such ADS Delisting or Termination Event (the “Change Date”) or (2) the effective date (or, in the case of a Spin-Off Event, the ex-dividend date) of such Reorganization Event, as applicable, as described below or (ii) select the applicable Underlying Stock to be such Reference Stock.

     Upon the determination by the calculation agent of any Successor ADS Reference Stock pursuant to clause (i) above, on and after the Change Date or the effective date (or, in the case of a Spin-Off Event, the ex-dividend date) of such Reorganization Event, as applicable, references in this product supplement or the relevant terms supplement to such “Reference Stock” will no longer be deemed to refer to the applicable Original Reference Stock and will be deemed instead to refer to any such Successor ADS Reference Stock for all purposes, and references in this product supplement or the relevant terms supplement to “issuer” of the applicable Original Reference Stock will be deemed to be to the applicable Successor Reference Stock Issuer.

     Upon the selection of any Successor ADS Reference Stock by the calculation agent pursuant to clause (i) above, on and after the Change Date or the effective date (or, in the case of a Spin-Off Event, the ex-dividend date) of such Reorganization Event, as applicable, the Stock Adjustment Factor for such Successor ADS Reference Stock will equal the product of:

  the Stock Adjustment Factor for the applicable Original Reference Stock as of the close of the principal trading session on the trading day immediately prior to the Change Date or the effective date (or, in the case of a Spin-Off Event, as of the close of the principal trading session on the trading day immediately prior to the ex-dividend date) of such Reorganization Event, as applicable; and

  a fraction, the numerator of which will be the closing price of the applicable Original Reference Stock on the trading day immediately prior to the Change Date or the effective date (or, in the case of a Spin-Off Event, on the trading day immediately prior to the ex- dividend date) of such Reorganization Event, as applicable, and the denominator of which will be the closing price of such Successor ADS Reference Stock on the Change Date or the effective date (or, in the case of a Spin-Off Event, the ex-dividend date) of such Reorganization Event, as applicable.

Notwithstanding the foregoing, the selection of a Successor ADS Reference Stock and the determination of the Initial Share Price (or Strike Price, if applicable) and Stock Adjustment Factor of such Successor ADS Reference Stock as described above will not apply to the determination of whether the price or closing price, as applicable, of the applicable Original Reference Stock has declined from its Initial Share Price (or Strike Price, if applicable) by more than its Protection Amount on any trading day prior to the Change Date or the effective date (or, in the case of a Spin-Off Event, on any trading day prior to the ex-dividend date) of such Reorganization Event, as applicable.

     The “Successor ADS Reference Stock” with respect to a Reference Stock that is an ADS will be the ADS of a company selected by the calculation agent from among the ADSs of three companies organized in, or with its principal executive office located in, the country in which the issuer of the applicable Original Reference Stock is organized, or has its principal executive office, and that are then registered to trade on the NYSE or NASDAQ, that are not then Reference Stocks (except that the applicable Original Reference Stock will be eligible for consideration to be a Successor ADS Reference Stock so long as it meets the other conditions described below), with the same primary SIC Code as the applicable Original Reference Stock that, in the sole discretion of the calculation agent, is the most comparable to such Original Reference Stock, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that a Successor ADS Reference Stock will not be any ADS that is (or the Underlying Stock for which is) subject to a Hedging Restriction; provided further that if a Successor ADS Reference Stock cannot be identified as set forth above for which a Hedging Restriction does not exist, the Successor ADS Reference Stock will be selected by the calculation agent and will be the ADS of a company that is organized in, or with its principal executive office located in, the country in which the issuer of the applicable Original Reference Stock is organized, or has its principal executive office, and that is then registered to trade on the NYSE or NASDAQ, that is not then a Reference Stock, that, in the sole discretion of the calculation agent, is the most comparable to such Original Reference Stock, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility and that is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for such Original Reference Stock and that is not subject to a Hedging Restriction. Notwithstanding the foregoing, if a Successor ADS Reference Stock cannot be identified in the country in which the issuer of the applicable Original Reference Stock is organized, or has its principal executive office, as set forth above, the Successor ADS Reference Stock will be selected by the calculation agent and will be a common stock of a company that is then registered to trade on the NYSE or NASDAQ, that is not then a Reference Stock, with the same primary SIC Code as the applicable Original Reference Stock that in the sole discretion of the calculation agent, is the most comparable to such Original Reference Stock, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility and that is not subject to a Hedging Restriction.

     Following an ADS Delisting or Termination Event or Reorganization Event in which a Successor ADS Reference Stock is selected, the Stock Adjustment Factor of such Successor ADS Reference Stock will be subject to further adjustments as described above under “— Anti-Dilution Adjustments.”

     If a Successor ADS Reference Stock is selected as described above, we will, or will cause the calculation agent to, provide written notice to the trustee, to us and to DTC within thirty business days immediately following the Change Date or the effective date (or, in the case of a Spin-Off Event, the ex-dividend date) of any Reorganization Event affecting a Reference Stock that is not an ADS, as applicable, of the Successor Reference Stock Issuer, the Successor ADS Reference Stock, the Stock Adjustment Factor, Protection Amount and the Initial Share Price (or Strike Price, if applicable) for such Successor ADS Reference Stock as well as the Original Reference Stock so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

     If the calculation agent selects the applicable Underlying Stock to be a Reference Stock pursuant to clause (ii) of the first paragraph under “— Delisting of ADSs, Termination of ADS Facility or Reorganization Events Affecting a Reference Stock That Is an ADS” above, the Stock Adjustment Factor for such Reference Stock will thereafter equal the last value of the Stock Adjustment Factor for the applicable ADS multiplied by the number of the applicable Underlying Stock represented by a single ADS, subject to further adjustments as described under “— Anti-Dilution Adjustments.” The Final Share Price for such Reference Stock will be expressed in U.S. dollars, converting the closing price(s) of the applicable Underlying Stock on the Observation Date or the Averaging Dates,

as applicable, into U.S. dollars using the applicable exchange rate as described below. On and after the Change Date or the effective date (or, in the case of a Spin-Off Event, the ex-dividend date) of such Reorganization Event, as applicable, for purposes of determining whether the closing price (in the case of daily monitoring) or price (in the case of continuous monitoring), as applicable, of such Reference Stock has declined from its Initial Share Price by more than its Protection Amount on any day during the Monitoring Period, the closing price (in the case of daily monitoring) or lowest price (in the case of continuous monitoring), as applicable, of such Reference Stock on such day will be expressed in U.S. dollars, converting the closing price (in the case of daily monitoring) or lowest price (in the case of continuous monitoring), as applicable, of the applicable Underlying Stock on such day into U.S. dollars using the applicable exchange rate as described below.

     If the calculation agent selects the applicable Underlying Stock to be a Reference Stock pursuant to clause (ii) of the first paragraph under “— Delisting of ADSs, Termination of ADS Facility or Reorganization Events Affecting a Reference Stock That Is an ADS” above, unless otherwise specified in the relevant terms supplement, to the extent that the Physical Delivery Amount is otherwise due at maturity, we will be deemed to have elected to deliver the Cash Value thereof (payable in U.S. dollars) in lieu of the Physical Delivery Amount. On any date of determination, the applicable exchange rate will be the spot rate of the local currency of the applicable Underlying Stock relative to the U.S. dollar as reported by Reuters Group PLC (“Reuters”) on the relevant page for such rate at approximately the closing time of the Relevant Exchange for such Underlying Stock on such day. However, if such rate is not displayed on the relevant Reuters page on such date of determination, the applicable exchange rate on such day will equal an average (mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following the date of determination, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or, (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate principal amount of the notes for settlement on the third business day following the date of determination. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable exchange rate in its sole discretion.

Events of Default

     Under the heading “Description of Debt Securities — Events of Default, Waiver, Debt Securities in Foreign Currencies” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case of an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be calculated as if the date of acceleration were (1) the final Valuation Date and (2) the final day of the Monitoring Period, plus any accrued and unpaid interest on the notes. If the notes have more than one Valuation Date, then for each Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) will be the corresponding Valuation Dates, unless otherwise specified in the relevant terms supplement. Upon any acceleration of the notes, any interest will be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Interest Payment Date for which interest was paid, unless otherwise specified in the relevant terms supplement.

     If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture; Waiver of Compliance” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

     The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

     DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York in The City of New York.

     The Bank of New York or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York, but upon payment (with the giving of such indemnity as The Bank of New York may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The notes will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES

     Based on the advice of Davis Polk & Wardwell, our special tax counsel, the following is a summary of certain U.S. federal tax consequences of the purchase, ownership and disposition of the notes. This summary applies to you only if you are an initial holder who purchased the notes at the issue price for cash and who holds them as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary, however, does not address the U.S. federal income tax consequences of the ownership or disposition of the Reference Stock that a holder (including a Non-U.S. Holder, as defined below) may receive at maturity. You should consult your tax adviser regarding the potential U.S. federal tax consequences of the ownership and disposition of the Reference Stock.

     This summary does not address all aspects of U.S. federal income and estate taxation of the notes that may be relevant to you in light of your particular circumstances, nor does it address all of your tax consequences if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

    one of certain financial institutions;

    a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

    a dealer in securities;

    a “regulated investment company” as defined in Code Section 851;

    a “real estate investment trust” as defined in Code Section 856;

    a person holding the notes as part of a hedging transaction, straddle, conversion transaction, or integrated transaction, or entering into a “constructive sale” with respect to the notes;

    a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

    a trader in securities who elects to apply a mark-to-market method of tax accounting; or

    a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein possibly on a retroactive basis. If you are considering the purchase of notes, you should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

     This summary applies only to notes issued in compliance with certain guidelines provided to us by our special tax counsel. To the extent that this summary does not apply to a particular offering as a result of any deviation from those guidelines, disclosure regarding the U.S. federal income tax consequences of that offering will be included in the relevant terms supplement. Accordingly, you should read the relevant terms supplement for any other discussion regarding the U.S. federal income tax consequences of a specific offering.

Tax Treatment of the Notes

     We and you agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the notes for U.S. federal income tax purposes as units comprising (i) a put option (a “Put Option”) written by you that, under circumstances where the payment at maturity is the Physical Delivery Amount, requires you to purchase the Physical Delivery Amount of the Least Performing Reference Stock from us (or, at our option, the cash value thereof) for an amount equal to the Deposit (as defined below) and (ii) a deposit of $1,000 per note to secure your potential obligation under the Put Option (the “Deposit”). Under this characterization, we and you agree to treat a portion of each coupon payment made with respect to the notes as interest on the Deposit, and the remainder as a premium paid to you (the “Put Premium”) in consideration of your entry into the Put Option. We will specify in the relevant terms supplement the portion of each coupon payment that we will allocate to interest on the Deposit and to Put Premium, respectively. No statutory, judicial or administrative authority directly addresses the characterization of the notes (or similar instruments) for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. While other characterizations of the notes could be asserted by the IRS, as discussed below, the following discussion assumes that this characterization and treatment of the notes is respected.

     Significant aspects of the U.S. federal income tax consequences of an investment in the notes are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. As a result, if you are considering purchasing the notes, you should consult your tax adviser regarding the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes) and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

     You are a “U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

    a citizen or resident of the United States;

    a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or

    an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes with a Term of not More than One Year

     Assuming the characterization of the notes described above is respected, and the term of the notes (including either the issue date or the last possible date that the notes could be outstanding, but not both) is not more than one year, the following discussion applies.

     Tax Treatment Prior to Maturity

     Because the term of the notes is not more than one year, the Deposit will be treated as a short-term obligation for U.S. federal income tax purposes. Under the applicable Treasury regulations, the Deposit will be treated as being issued at a discount equal to the sum of all interest payments to be made with respect to the Deposit. Accordingly, accrual-method holders, and cash-method holders who so elect, should include the discount in income as it accrues on a straight-line basis, unless they elect to accrue the discount on a constant-yield method based on daily compounding. Cash-method holders who do not elect to accrue the discount in income currently should include interest paid on the Deposit upon its receipt. Additionally, cash-method holders who do not elect to accrue the discount in income currently will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the notes in an amount not exceeding the accrued discount until it is included in income.

     Put Premium will be taken into account as described below in “Tax Treatment at Maturity.”

     Sale or Exchange of the Notes

     Upon sale or exchange of the notes prior to maturity, you generally will be required to recognize an amount of short-term capital gain or loss equal to the difference between (i) the proceeds received (including the sum of all payments received attributable to Put Premium) minus the amount of accrued but unpaid discount on the Deposit and (ii) the purchase price of the notes. This amount represents the net of the gain or loss attributable to the termination of the Put Option and the gain or loss attributable to the sale of the Deposit. You will recognize interest income with respect to accrued discount on the Deposit that you have not previously included in income. You should consult your tax adviser regarding the separate determination of gain or loss with respect to the Put Option and the Deposit.

     Tax Treatment at Maturity

     If the notes are held to maturity and the Put Option expires unexercised (i.e., you receive a cash payment at maturity equal to the amount of the Deposit plus the final coupon), you will recognize short-term capital gain equal to the sum of all Put Premium payments received.

     If you receive the Physical Delivery Amount of the Least Performing Reference Stock, you will be deemed to have applied the Deposit toward the physical settlement of the Put Option. In that case, you generally will not recognize gain or loss with respect to the Put Premium or the Least Performing Reference Stock received. Instead, you generally will have an aggregate basis in the shares of the Least Performing Reference Stock (including any fractional shares) received equal to the Deposit less the Put Premium received, and that basis will be allocated proportionately among those shares. Your holding period for the shares of the Least Performing Reference Stock received will begin on the day after receipt. With respect to any cash received in lieu of a fractional share of the Least Performing Reference Stock, you will recognize gain or loss in an amount equal to the difference between the amount of the cash received and the tax basis allocable to the fractional share.

     If you receive the Cash Value of the Physical Delivery Amount, you will be deemed to have applied the Deposit toward the cash settlement of the Put Option. In that case, you will recognize short-term capital gain or loss in an amount equal to the difference between (i) the Cash Value received plus the total Put Premium received and (ii) the Deposit.

Notes with a Term of More than One Year

     Assuming the characterization of the notes described above is respected, and the term of the notes (including either the issue date or the last possible date that the notes could be outstanding, but not both) is more than one year, the following discussion applies.

     Tax Treatment Prior to Maturity

     Interest paid with respect to the Deposit will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for federal income tax purposes.

     Put Premium will be taken into account as described below in “Tax Treatment at Maturity.”

     Sale or Exchange of the Notes

     Upon a sale or exchange of the notes prior to maturity, you will generally recognize long-term capital gain or loss with respect to the Deposit and short-term capital gain or loss with respect to the Put Option. For the purpose of determining this gain or loss, you should apportion the amount realized on the sale or exchange of the notes between the Deposit and the Put Option based on their respective values on the date of sale or exchange. The amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less your tax basis in the Deposit. The amount realized that is attributable to the Put Option, together with the total Put Premium received over the term of the notes, will be treated as short-term capital gain.

     If the value of the Deposit on the date of sale or exchange exceeds the amount realized on the sale or exchange of the notes, you will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment to the purchaser of the notes equal to the amount of the excess, in exchange for the purchaser’s assumption of the Put Option. In this case, you will recognize short-term capital gain or loss in respect of the Put Option in an amount equal to the total Put Premium received over the term of the notes, less the amount deemed to be paid by you in exchange for the purchaser’s assumption of the Put Option.

     Tax Treatment at Maturity

     If the notes are held to maturity and the Put Option expires unexercised (i.e., you receive a cash payment at maturity equal to the amount of the Deposit plus the final coupon), you will recognize short-term capital gain equal to the sum of all Put Premium payments received.

     If you receive the Physical Delivery Amount of the Least Performing Reference Stock, you will be deemed to have applied the Deposit toward the physical settlement of the Put Option. In that case, you generally will not recognize gain or loss with respect to the Put Premium or the Least Performing Reference Stock received. Instead, you generally will have an aggregate basis in the shares of the Least Performing Reference Stock (including any fractional shares) received equal to the Deposit less the Put Premium received, and that basis will be allocated proportionately among those shares. Your holding period for the shares of the Least Performing Reference Stock received will begin on the day after receipt. With respect to any cash received in lieu of a fractional share of the Least Performing Reference Stock, you will recognize gain or loss in an amount equal to the difference between the amount of the cash received and the tax basis allocable to the fractional share.

     If you receive the Cash Value of the Physical Delivery Amount, you will be deemed to have applied the Deposit toward the cash settlement of the Put Option. In that case, you will recognize short-term capital gain or loss in an amount equal to the difference between (i) the Cash Value received plus the total Put Premium received and (ii) the Deposit.

     Possible Alternative Tax Treatments of an Investment in the Notes

     Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization or treatment of the notes, the timing and character of income on the notes could differ materially from our description above. For example, if the term of the notes (including the last possible date that the notes could be outstanding) is more than one year, the IRS might treat the notes as “contingent payment debt instruments.” In that event, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue into income original issue discount, or “OID,” on the notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold the notes and any gain recognized at expiration or upon sale or other disposition of the notes would generally be treated as ordinary income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

     Other alternative U.S. federal income tax characterizations of the notes are possible. For instance, you could be required to include the full amount of the periodic payments on the notes as ordinary income in accordance with your method of accounting. In addition, on December 7, 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the notes is the character of income or loss (including whether the Put Premium might be currently included as ordinary income). In addition, recently proposed legislation would generally require investors to accrue interest annually at a statutory rate on the adjusted purchase price of “prepaid derivative contracts” acquired after the date the legislation is enacted. It is not possible to predict whether, when or in what form any such legislation might be enacted, or how it might apply to the notes. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.

Tax Consequences to Non-U.S. Holders

     You are a “Non-U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

    a nonresident alien individual;

    a foreign corporation; or

    a foreign estate or trust.

     You are not a Non-U.S. Holder if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of the notes.

     Unless otherwise provided in the relevant terms supplement, based on the advice of our special tax counsel, there should be no withholding tax on the stated interest payments on the notes if you are a Non-U.S. Holder and certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements. However, on December 7, 2007, Treasury and the IRS released a notice requesting comments on a number of possible U.S. federal income tax treatments for “prepaid forward contracts” and similar instruments. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the withholding tax consequences of ownership and disposition of the notes, possibly on a retroactive basis.

     If you are engaged in a trade or business in the United States, and if payments on the notes are effectively connected with the conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

Backup Withholding and Information Reporting

     You may be subject to information reporting, and you may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the preceding section. Amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Federal Estate Tax

     Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the notes are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in the notes.

     THE TAX CONSEQUENCES TO YOU OF OWNING THE NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

UNDERWRITING

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc. as agent (an “Agent” or “JPMSI”), and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMSI, the “Agents”), each Agent participating in an offering of notes, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMSI will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

     We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of NASD Rule 2720 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with NASD Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior written approval of the customer.

     JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

     No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 68-II or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no.68-II or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no.68-II and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

     We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 68-II nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 68-II nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 68-II and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 68-II and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales.

Argentina

     The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)	the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)	the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

     The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

     Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

     This product supplement no. 68-II and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 68-II and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” – the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

     The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     This product supplement no. 68-II and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 68-II and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

     The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

     Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

     The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 68-II and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. 68-II and the accompanying prospectus supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d) at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 68-II and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 68-II and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1. Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2. Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3. Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4. Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5. Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6. Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7. Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8. Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9. Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

For the purposes of this provision, the expression:

(a)	an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

     Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

     The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     Neither this product supplement no. 68-II nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 68-II, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

     The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 68-II and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

     We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 68-II and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

     The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

     Each Agent has represented and agreed that:

(a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”)) by the Issuer;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

     The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(l7) provides a limited exemption for the purchase and sale of the notes and the related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

     Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes is not prohibited. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief.

     Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any Plan or plan subject to Similar Laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.